APRIL 2017 INVENTORY/FLEET RESULTS

FORD MOTOR COMPANY

APRIL 2017

	April 2017		April CYTD	
Fleet Segment	Percent of Total Sales	YOY Change	Percent of Total Sales	YOY Change
Rental	15.3%	3.1 points	15.4%	(0.3) points
Commercial	12.6%	(0.3) points	12.0%	(1.0) points
Government	6.5%	(0.4) points	6.0%	(0.2) points
Total Fleet	34.4%	2.5 points	33.5%	(1.5) points

	April 2017		March 2017		April 2016	
Gross Stock (incl. in-transit)	Units at Month-End	Days' Supply	Units at Month-End	Days' Supply	Units at Month-End	Days' Supply
Cars	167,779	87	168,133	79	188,534	80
SUVs	196,668	70	204,695	72	194,822	73
Trucks	323,523	92	328,973	87	358,693	101
Total	687,970	83	701,801	80	742,049	87

	April 2017		March 2017		April 2016	
Dealer Stock (on ground)	Units at Month-End	Days' Supply	Units at Month-End	Days' Supply	Units at Month-End	Days' Supply
Cars	138,063	72	128,720	61	164,149	70
SUVs	170,863	61	171,427	60	163,757	61
Trucks	284,684	81	278,811	74	312,818	88
Total	593,610	72	578,958	66	640,724	75

CONTACT

Erich Merkle
313.806.4562
emerkle2@ford.com

2
April 2017 Sales